FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2023

Commission File Number 000-53461

High Wire Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-5055489
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

30 North Lincoln Street

Batavia, IL 60510

(Address of Principal Executive Offices)

(952) 974-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	HWNI	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 1, 2023, High Wire Networks, Inc, a Nevada Corporation, (the “Company”) appointed Stephen W. LaMarche, age 59, as Chief Operating Officer of the Company. Mr. LaMarche has been a member of the Company’s Board of Directors since August 9, 2021 and will remain a member of the Board of Directors.

Mr. LaMarche has been in the telecom and technology industry throughout his career.

He previously served as CEO and CFO of Unified Technologies, a full-service managed IT, VoIP and Global Top 100 cloud services provider before it was acquired by DSCI, a leading hosted UCaaS VoIP carrier. He led the sale of Unified and its integration with DSCI, and became senior vice president of business development and IT services for DSCI’s newly formed managed IT services operating unit.

DSCI was eventually acquired by TPx Communications (formerly TelePacific), a provider of managed IT, cloud-based security and VoIP solutions. LaMarche led the merger and integration, and was appointed vice president of products and business development. In this role, he managed TPx’s growth strategy, sales team, product management, rebranding, marketing, sales training, operations and account management.

There are no family relationships between Mr. LaMarche and any director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2023

HIGH WIRE NETWORKS, INC.

By:	/s/ Mark W. Porter
Name:	Mark W. Porter
Title:	Chief Executive Officer

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